Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Commonwealth Bankshares, Inc. (the “Company”) of our Auditor’s Report included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

September 21, 2005